UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 14, 2005 the Company issues a press release to announce that NovaDel Pharma Inc. would present at the Investing & Partnering in Biotech Forum. The Company hereby incorporates by reference herein the information set forth in the slide presentation to be presented at the forum, a copy of which is attached hereto as Exhibit 99.1. The full text of the press release is set forth in Exhibit 99.2.

Item 8.01. Other Events

On March 16, 2005, the Company issued a press release to announced positive results from a pilot pharmacokinetic trial in healthy human subjects that was conducted using it’s proprietary lingual spray technology to deliver ondansetron hydrochloride --- the active ingredient marketed under the brand name Zofran® by GlaxoSmithKline for the treatment of chemotherapy-induced nausea and vomiting. The full text of the press release is set forth in Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Slide Presentation used at March 16, 2005 Investing & Partnering in Biotech Forum.
99.2	Press release dated March 14, 2005, titled “NovaDel Pharma Inc. to Present at the Investing & Partnering in Biotech Forum.”
99.3	Press Release dated March 16, 2005, titled “NovaDel Pharma Inc. Announces Positive Pharmacokinetic Study Results of Ondansetron Lingual Spray.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By: /s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President, General Counsel
and Corporate Secretary

Date: March 16, 2005